EXHIBIT 10.3
HARRIS INTERACTIVE INC.
RESTRICTED STOCK AGREEMENT
(Directors — Revised for Grants Made After May 1, 2008)
     This Agreement is made effective on                     , between HARRIS INTERACTIVE INC., a Delaware Corporation (the “Company”), and                      (“Participant”).
     WHEREAS, the Company maintains the 2007 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and
     WHEREAS, the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Restricted Stock Award under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Award.
          (a) Grant. The Participant is hereby granted ___shares (the “Restricted Stock”) of the Company’s common stock, par value $.001 per share (“Stock”), which shall be issued as hereinafter provided in Participant’s name subject to certain restrictions thereon. Participant hereby accepts the Restricted Stock subject to the terms and conditions of this Agreement.
          (b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.
          (c) Statement of Election. In connection with this Agreement, the Participant will deliver to the Company an executed and completed Statement of Decision Regarding Section 83(b) Election in the form provided by the Company.
     2. Risk of Forfeiture (“Forfeiture Restrictions”).
          (a) Forfeiture Due to Termination of Service. Subject to Section 3(b), should either the last day of Participant’s service as a director or a violation of Section 7 occur prior to any of the vesting dates provided in Section 3, Participant shall forfeit the right to receive the Restricted Stock that would otherwise have vested on such respective dates.
          (b) Restrictions on Transfer. Neither the Restricted Stock nor any of it may be voluntarily or involuntarily sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of until such time as the restrictions contained in Section 2 lapse as to the applicable Restricted Stock and it is fully vested. Upon any violation of this restriction, the Restricted Stock not theretofore vested shall be forfeited.
     3. Lapse of Forfeiture Restrictions.
          (a) Vesting. Subject to Section 2, [one-twelfth___] of the Restricted Stock shall vest on the 15th day of each month commencing on [December 15, 20___                     ].
          (b) Change in Control.
               (i) Section 4.14(c) of the Plan shall be superseded by Section 3(b)(ii) hereof if an assumption or substitution for the Restricted Stock, in compliance with Section 3(b)(iii) hereof, occurs at such time as a Change in Control (as defined in the Plan) occurs. If such a complying assumption or substitution does not so occur, then immediately all non-vested Restricted Stock, not previously forfeited, shall fully vest and all Forfeiture Restrictions with respect to such shares shall lapse upon a Change in Control.
               (ii) All non-vested Restricted Stock, not previously forfeited, shall fully vest and all Forfeiture Restrictions with respect to such shares shall lapse if the Participant’s service as a director occurs upon or in the one-year period immediately following a Change in Control (as defined in the Plan).
               (iii) A complying assumption or substitution shall occur if in connection with a Change in Control the successor company, or its respective parent company, assumes or substitutes for the Restricted Stock an award that confers the right to receive, for each share of Restricted Stock immediately prior to the Change in Control, the consideration (whether in stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee, may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the vesting of the Restricted Stock, for each share thereof, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
          (c) Delivery of Certificates. Restricted Stock with respect to which the forfeiture restrictions have lapsed shall cease to be subject to any restrictions except as provided in Section 4(c), and the Company shall promptly deliver to Participant a certificate representing the shares as to which the Forfeiture Restrictions have lapsed.
     4. Custody of Restricted Stock.
          (a) Custody. One or more certificates evidencing the Restricted Stock shall be issued by the Company in Participant’s name, or at the option of the Company, in the name of a nominee of the Company. The Company may cause the certificate or certificates to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. Upon request of the Committee, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the Forfeiture Restrictions.
          (b) Additional Securities as Restricted Stock. Any securities received as the result of ownership of Restricted Stock, including without limitation, warrants, options, and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Participant shall be entitled to direct the Company to exercise any warrant or option received and considered Restricted Stock hereunder upon supplying the funds necessary to do so, in which event securities so purchased shall constitute Restricted Stock. In the event any Restricted Stock at any time consists of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the older thereof, Participant may exercise such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution of value, and any securities so acquired shall be deemed Restricted Stock. In the event of any change in certificates evidencing Restricted Stock by reason of any recapitalization, reorganization or other transaction which results in a creation of Restricted Stock the Company is authorized to deliver to the issuer the certificate evidencing the Restricted Stock in exchange for a replacement certificate, which shall be deemed to be Restricted Stock.
          (c) Delivery to Participant. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause certificate(s) for the vested Restricted Stock to be issued in the name of Participant in exchange for the certificate evidencing the previously Restricted Stock. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange.
     5. Status of Stock.
          (a) Rights as Stockholder. Subject to the restrictions contained herein, the Participant shall have all voting and ownership rights applicable to the Restricted Stock, including the right to receive dividends, whether or not such Restricted Stock is vested and unless and until the Restricted Stock is forfeited pursuant to the provisions of this Agreement.
          (b) Compliance with Securities Laws. Participant agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Participant also agrees (i) that the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws may be applicable to the Restricted Stock, (ii) that the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.
     6. Relationship to Company.
     (a) The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding , whether of a similar character or otherwise.
     (b) No Guarantee of Service. This Restricted Stock Agreement shall not confer upon Participant any right with respect to continuance of service on the Board of Directors of the Company, nor shall it interfere in any way with any right the Company, or its directors or stockholders, would otherwise have to terminate such Participant’s service at any time.
     7. Non-Competitive Agreement.
     (a) Restricted Activity.
          (i) Participant agrees that during the term of Participant’s service as a director, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct) of any entity, or in any other manner directly or indirectly engage in any activity or business competitive in any manner with the activities or business of the Company.

          (ii) For a period of one year after the date (the “Termination Date”) on which Participant no longer serves as a director of the Company (irrespective of the reason for termination of such service), with respect to any services, products, or business pursuits competitive with those of the Company, Participant shall not, directly or indirectly, whether as a director, officer, employee, consultant, agent, partner, equity owner of any entity (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct), participant, proprietor, manager, operator, independent contractor, representative, advisor, trustee, or otherwise, solicit or otherwise deal in any way with any of the clients or customers of the Company:
               (A) with whom Participant in the course of service as a director of the Company acquired a relationship or had dealings,
               (B) with respect to whom Participant in the course of service as a director of the Company was privy to material or proprietary information, or
               (C) with respect to whom Participant was otherwise directly involved in the course of service as a director of the Company.
Such clients and customers include any client or customer to whom the Company sold services or products in the two years prior to the Termination Date, any prospective client or customer of the Company for whom a proposal was prepared or to whom any other marketing presentation was made within the year prior to the Termination Date, or any prospective client or customer for whom pursuit was actively planned by the Company within the year prior to Termination and in respect of whom the Company has not determined to cease such pursuit.
          (iii) For a period of one year after the Termination Date, Participant shall not (including without limitation on behalf of, for the benefit of, or in conjunction with, any other person or entity) directly or indirectly:
               (A) solicit, assist, discuss with or advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate such employee’s relationship with Company for any reason, or assist any person or entity in doing so,
               (B) employ, assist, engage or otherwise contract or create any relationship with any employee or former employee of Company in any business or venture of any kind or nature, in the case of a former employee unless such person shall not have been employed by Company for a period of at least one year and no solicitation prohibited hereby shall have occurred prior to the end of such one year period, or
               (C) interfere in any manner with the relationship between any employee and Company.
     (b) Remedies. Participant acknowledges that the Company’s legal remedies for a breach of this Section 7 shall be inadequate, and that without limitation of Company’s rights to any other remedy at law or equity available to it, the Company (i) shall be entitled to obtain injunctive relief to enforce this provision, and (ii) shall be entitled to cancel any rights under this Agreement, and (iii) shall be entitled to recover from the Participant any Stock granted hereunder, whether or not vested, or if such Stock has been transferred or sold, an amount equal to the value thereof, and such Stock and the proceeds thereof shall be held in a constructive trust for the purposes of enforcement hereof. The Company’s rights to enforce this Agreement shall survive any vesting and/or forfeiture of rights hereunder. If any part of this Section 7 shall be deemed illegal or unenforceable, this section shall be deemed modified and then enforced to the greatest extent legally enforceable.
     8. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Stock.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under Participant.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS A COPY SIGNED BY THE PARTICIPANT IS DELIVERED TO THE COMPANY WITHIN FORTY-FIVE (45) DAYS AFTER THE GRANT DATE.
     IN WITNESS WHEREOF , the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the date of first above written.
HARRIS INTERACTIVE INC.

By:	(Participant)

Title:	Dated: